Registration No. 333-

As filed with the Securities and Exchange Commission on March 4, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chiasma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0722250
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

140 Kendrick Street, Building C East

Needham, Massachusetts 02494

(Address of principal executive offices)

Chiasma, Inc. 2015 Stock Option and Incentive Plan

Inducement Stock Option Award (April 22, 2020)

(Full title of the plan)

Raj Kannan

Chief Executive Officer

Chiasma, Inc.

140 Kendrick Street, Building C East

Needham, Massachusetts 02494

(Name and address of agent for service)

(617)-928-5300

(Telephone Number, Including area code, of Agent for Service)

Copy to:

Michael H. Bison

Daniel Lang

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Fax: (617) 523-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration Fee
Common Stock (par value $0.01)	2,312,623(2)	$3.81(3)	$8,811,093.63(3)	$961.29
Common Stock (par value $0.01) reserved for issuance pursuant to the inducement stock option award granted on April 22, 2020	425,000(4)	$4.43(5)	$1,882,750.00(5)	$205.41

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Represents an automatic increase of 2,312,623 shares of Common Stock to the number of shares available for issuance under the Chiasma, Inc. 2015 Stock Option and Incentive Plan (the “Plan”), effective January 1, 2021. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on July 21, 2015 (Registration No. 333-205773), March 17, 2016 (Registration No. 333-210259), March 8, 2019 (Registration No. 333-230162) and March 16, 2020 (Registration No. 333-237204).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s Common Stock, as quoted on the Nasdaq Global Select Market, on February 26, 2021.

(4)

Consists of shares issuable under a new hire inducement stock option award granted on April 22, 2020 to Anand Varadan in accordance with Nasdaq Listing Rule 5635(c)(4), as an inducement material to his entering into employment with the registrant as Executive Vice President, Chief Commercial Officer.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the inducement stock option award.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers (i) 2,312,623 additional shares of Common Stock under the Registrant’s 2015 Stock Option and Incentive Plan (the “Plan”) and (ii) 425,000 shares of Common Stock issuable under a previously announced inducement stock option award granted on April 22, 2020 (the “April 2020 Option”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2016, by an amount equal to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2021, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 2,312,623. This Registration Statement registers these additional 2,312,623 shares of Common Stock. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statements filed on Form S-8 on July 21, 2015 (Registration No. 333-205773), March 17, 2016 (Registration No. 333-210259), March 8, 2019 (Registration No. 333-230162) and March 16, 2020 (Registration No. 333-237204) are effective.

Pursuant to General Instruction E of Form S-8, and only with respect to the shares of Common Stock issuable under the Plan, the information contained in the Registrant’s registration statements on Form S-8 (Registration No. 333-205773, Registration No. 333-210259, Registration No. 333-230162 and Registration No. 333-237204) are hereby incorporated in this Registration Statement on Form S-8 by reference to the extent not replaced hereby.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to (i) the participants in the Plan covered by this Registration Statement and (ii) the employee issued the April 2020 Option as specified by Rule 428(b)(1) under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the Registrant with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 4, 2021;

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)

The description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A (Registration No. 001-37500), filed by the registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 14, 2015, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed with the SEC by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

The registrant’s amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

The registrant’s amended and restated by-laws provide for the indemnification of officers, directors and third parties acting on the registrant’s behalf if such persons act in good faith and in a manner reasonably believed to be in and not opposed to the registrant’s best interest, and, with respect to any criminal action or proceeding, such indemnified party had no reason to believe his or her conduct was unlawful.

The registrant has entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in its charter documents, and the registrant intends to enter into indemnification agreements with any new directors and executive officers in the future. These agreements provide for indemnification for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the registrant.

The registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on March 4, 2021.

CHIASMA, INC.

By:	/s/ Raj Kannan
Raj Kannan
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Chiasma, Inc., hereby severally constitute and appoint Raj Kannan, John Doyle and Drew Enamait, and each of them singly, our true and lawful attorneys, with full power to sign for us in our names in the capacities indicated below, any amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Chiasma, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 4, 2021.

Signature	Title

/s/ Raj Kannan	President, Chief Executive Officer and Director
Raj Kannan	(Principal Executive Officer)

/s/ John B. Doyle	Senior Vice President, Chief Financial Officer
John B. Doyle	(Principal Financial Officer)

/s/ Drew Enamait	Vice President, Finance and Administration
Drew Enamait	(Principal Accounting Officer)

/s/ David Stack	Chairman of the Board of Directors
David Stack

/s/ Todd Foley	Director
Todd Foley

/s/ Bard Geesaman	Director
Bard Geesaman, M.D., Ph.D.

/s/ Roni Mamluk	Director
Roni Mamluk, Ph.D.

/s/ Scott Minick	Director
Scott Minick

/s/ John Scarlett	Director
John Scarlett, M.D.

/s/ John Thero	Director
John F. Thero

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant(1)

4.2	Amended and Restated Bylaws of the Registrant(2)

4.3	Form of common stock certificate of the Registrant(3)

4.4	Form of Warrant to Purchase Shares of Common Stock (issued in connection with the Registrant’s Series D preferred stock financing)(4)

4.5	Form of Warrant to Purchase Shares of Common Stock (issued in connection with the Registrant’s Series E preferred stock financing)(5)

4.6	Form of Pre-Funded Warrant incorporated by reference from our Current Report on Form 8-K filed on July 2, 2020(6)

5.1	Opinion of Goodwin Procter LLP*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included in the signature page to this Registration Statement on Form S-8)*

99.1	2015 Stock Option and Incentive Plan and forms of option agreements thereunder(7)

99.2	Form of Inducement Stock Option Award (April 22, 2020)*

(1)	Filed as Exhibit 3.1 to the Registrant’s Form 8-K, filed previously with the Commission on July 21, 2015 and incorporated by reference herein.
(2)	Filed as Exhibit 3.2 to the Registrant’s Form 8-K, filed previously with the Commission on July 21, 2015 and incorporated by reference herein.
(3)

Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on July 6, 2015 and incorporated by reference herein.

(4)

Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on June 15, 2015 and incorporated by reference herein.

(5)

Filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on June 15, 2015 and incorporated by reference herein.

(6)	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed previously with the Commission on July 2, 2020 and incorporated by reference herein.
(7)

Filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204949), filed previously with the Commission on July 6, 2015 and incorporated by reference herein.

*	Filed herewith.